FINAL FORM

REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December 19, 2018, is entered into among Par Pacific Holdings, Inc., a Delaware corporation (the “Company”), and IES Downstream, LLC, a Delaware limited liability company (the “Holder”).
W I T N E S S E T H
WHEREAS, the Company and the Holder entered into that certain Topping Unit Purchase Agreement (the “Purchase Agreement”) dated as of August 29, 2018, by and among the Holder, Eagle Island, LLC, a Delaware limited liability company (the “Target Company”), Par Hawaii Refining, LLC, a Hawaii limited liability company ("Purchaser") and, for the limited purposes set forth therein, the Company, pursuant to which, as partial consideration for the acquisition of the Target Company from the Holder, the Company agreed to issue shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company to the Holder, on the terms and subject to the conditions set forth therein; and
WHEREAS, the Company has agreed to provide the Holder with the registration rights specified in this Agreement with respect to all shares of Common Stock acquired by the Holder at the closing of the transactions contemplated by the Purchase Agreement, on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
ARTICLE 1

DEFINITIONS
Section 1.1    Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth below:
“Additional Registration Statement” has the meaning set forth in Section 2.1(b).
“Adverse Effect” means an adverse effect on the price, timing or distribution of the Registrable Shares pursuant to any Registration Statement, based on market conditions or otherwise.
“Advice” has the meaning set forth in Section 2.5.
“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.
“Agreement” has the meaning set forth in the Preamble.
“Allocated Purchase Price” means the per share value for the shares of the Common Stock issued to the initial Holder pursuant to the Purchase Agreement, as determined pursuant to the Purchase Agreement.
“Board” means the board of directors of the Company.

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“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas or New York City, New York are authorized or required by law to close.
“Closing Date” means December 19, 2018.
“Common Stock” has the meaning set forth in the Recitals.
“Company” has the meaning set forth in the Preamble and will include any successors pursuant to Section 2.12.
“Company Covered Persons” has the meaning set forth in Section 2.7(b).
“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Cut Back Shares” has the meaning set forth in Section 2.1(b).
“Effectiveness Deadline” means, (i) with respect to the Resale Shelf Registration Statement, as promptly as practicable after filing thereof, but in no event later than (x) 90 days after the Closing Date, or (y) if earlier, 3 Business Days after the date on which the SEC informs the Company (I) that the SEC will not review the Resale Shelf Registration Statement or (II) that the Company may request the acceleration of the effectiveness of the Resale Shelf Registration Statement; and (ii) with respect to any Additional Registration Statement, as promptly as practicable after the filing thereof, but in no event later than one year after the Closing Date; provided, that if in any case the Effectiveness Deadline falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the SEC is authorized or required by law or other government actions to close, the Effectiveness Deadline shall be the following Business Day.
“Effectiveness Period” means, with respect to the Resale Shelf Registration Statement and any Additional Registration Statements, the period from the date of first effectiveness until the earlier to occur of the following: (i) the Holders have sold all of the Registrable Shares, (ii) all of the Registrable Shares may be sold by the Holders pursuant to Rule 144 without (A) notice or current information requirements, (B) manner of sale restrictions, or (C) volume or other restrictions or (iii) the fifth anniversary of the Closing Date.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.
“Filing Deadline” means (i) with respect to the Resale Shelf Registration Statement, the 3rd day following the Closing Date and (ii) with respect to any Additional Registration Statement, the 15th day after the date that the Company is allowed to file such Additional Registration Statement by the SEC; provided, that if in any case the Filing Deadline falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the SEC is authorized or required by law or other government actions to close, the Filing Deadline shall be the following Business Day.
“Governmental Authority” means any international, supranational or national government, any state, provincial, local or other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government; any court, tribunal or arbitrator; any self-regulatory organization; or any securities exchange or quotation system.

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“Holder” has the meaning set forth in the Preamble and will include any other Person who shall have become a party to this Agreement in accordance with Section 2.8.
“Holder Covered Persons” has the meaning set forth in Section 2.7(a).
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 promulgated under the Securities Act.
“Joinder Agreement” has the meaning set forth in Section 2.8.
“Material Disclosure Event” means, as of any date of determination, any event relating to the Company or any of its Subsidiaries that the Board reasonably determines in good faith, after consultation with outside counsel to the Company, (i) would require disclosure of material, non-public information in any Registration Statement or related prospectus including Registrable Shares (including documents incorporated by reference therein) so that such Registration Statement would not be materially misleading or otherwise not in compliance with applicable securities laws, (ii) would not otherwise be required to be publicly disclosed by the Company at that time in a periodic report to be filed with or furnished to the SEC under the Exchange Act but for the filing of such Registration Statement or related prospectus and (iii) if publicly disclosed at the time of such event, could reasonably be expected to have a material adverse effect on the business, financial condition, prospects or results of operations of the Company and its Subsidiaries or would materially adversely affect a pending or proposed material acquisition, merger, recapitalization, consolidation, reorganization, financing or similar transaction, or negotiations with respect thereto.
“Notice” has the meaning set forth in Section 4.8(a).
“Party” means any party to this Agreement.
“Person” or “person” means any natural person, firm, limited liability company, general or limited partnership, association, corporation, company, joint venture, trust, Governmental Authority or other entity.
“Purchase Agreement” has the meaning set forth in the Recitals.
“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.
“Registrable Shares” means (i) the shares of Common Stock issued by the Company to the Holder pursuant to the Purchase Agreement, and (ii) any and all shares of Common Stock issued or issuable with respect to such shares of Common Stock by way of stock dividend or a stock split or in connection with any combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that such shares of Common Stock set forth in (i) and (ii) above shall cease to be Registrable Shares as set forth in Section 3.1.
“Registration Statement” shall mean each of the Resale Shelf Registration Statement and any Additional Registration Statements.
“Resale Shelf Registration Statement” has the meaning set forth in Section 2.1(a).
“Rule 144” means Rule 144 promulgated under the Securities Act, as the same may be amended from time to time, and any successor or similar rule or regulation hereafter adopted by the SEC.

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“Rule 415” means Rule 415 promulgated under the Securities Act, as the same may be amended from time to time, and any successor or similar rule or regulation hereafter adopted by the SEC.
“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
“SEC Restrictions” has the meaning set forth in Section 2.1(b).
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.
“Selling Securityholder Questionnaire” has the meaning set forth in Section 2.14.
“Subsidiaries” means any other Person (a) in which the Company owns, directly or indirectly, fifty percent (50%) or more of the securities or other ownership interests of such other Person, or (b) in which the Company owns, directly or indirectly, securities or other ownership interests having ordinary voting power to elect a majority of the board of managers or directors, or other persons performing similar functions, of such other Person.
“Suspension Notice” has the meaning set forth in Section 2.5.
“Suspension Period” has the meaning set forth in Section 2.5.
“Target Company” has the meaning set forth in the Recitals.
Section 1.2    Headings. Headings shall be ignored in construing this Agreement.
Section 1.3    Singular, plural, gender. References to one gender include all genders and references to the singular include the plural and vice versa.
Section 1.4    Recitals and Sections. References to this Agreement shall include the Recitals to it and references to Sections are to Sections of this Agreement.
Section 1.5    Information. References to books, records or other information mean books, records or other information in any form including paper, electronically stored data, magnetic media, film and microfilm.
Section 1.6    Interpretation. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” This Agreement shall be construed as if it is drafted by all the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement if an ambiguity or question of intent or interpretation arises.
ARTICLE 2

REGISTRATION RIGHTS
Section 2.1    Registration.

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(a)    Registration Statement. Subject to the terms and conditions of this Agreement, as soon as reasonably practicable after the Closing Date, but in any event no later than the applicable Filing Deadline, the Company will prepare and file a registration statement (the “Resale Shelf Registration Statement”) with the SEC for the resale of the Registrable Shares. The Registration Statement filed with the SEC pursuant to this Section 2.1(a) shall be on Form S-3 or any successor form thereto or, if such form is not then available to the Company, on Form S-1 or any successor form thereto or such other form of registration statement as is then available for an offering to be made on a delayed or continuous basis under the provisions of Rule 415. The Company shall use its commercially reasonable efforts to (a) have the Resale Shelf Registration Statement declared effective on or prior to the applicable Effectiveness Deadline, and (b) cause the Resale Shelf Registration Statement to continue to be effective until the expiration of the applicable Effectiveness Period. For avoidance of doubt, the Company’s obligations hereunder shall include the filing of all amendments, post-effective amendments and supplements to the Resale Shelf Registration Statement and the prospectus used therein as may be necessary to keep such Resale Shelf Registration Statement effective throughout the applicable Effectiveness Period and comply with the Securities Act with respect to the disposition of all Registrable Shares during such period, as required pursuant to Section 2.4(a).
(b)    SEC Modification of Offering Size. If at any time the SEC takes the position that the offering of some or all of the Registrable Shares on the Resale Shelf Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 or requires any Holder to be named as an “underwriter”, the Company shall use its commercially reasonable efforts to persuade the SEC that the offering contemplated by the Resale Shelf Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Holders is an “underwriter”. The Holders shall have the right to participate or have their counsel (which counsel shall be one (1) counsel for all Holders and which counsel shall be selected by the Holders of 85% of the Registrable Shares) participate in any meetings or discussions with the SEC regarding the SEC’s position and to comment or have their counsel comment on any written submission made to the SEC with respect thereto. No such written submission shall be made to the SEC to which the Holders’ counsel reasonably objects. In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 2.1(c), the SEC refuses to alter its position, the Company shall (i) remove from the Resale Shelf Registration Statement such portion of the Registrable Shares objected to by the SEC (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Shares as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not, and shall not agree to, name any Holder as an “underwriter” in such Resale Shelf Registration Statement or otherwise without the prior written consent of such Holder. Any cut-back imposed on the Holders pursuant to this Section 2.1(c) shall be allocated among the Holders on a pro rata basis, unless the SEC Restrictions otherwise require or provide or the Holders otherwise agree. On or prior to the applicable Effectiveness Deadline, the Company shall have one or more registration statements declared effective covering the resale of the Cut Back Shares (each an “Additional Registration Statement”). The Additional Registration Statement filed with the SEC pursuant to this Section 2.1(c) shall be on Form S-3 or any successor form thereto or, if such form is not then available to the Company, on Form S-1 or any successor form thereto or such other form of registration statement as is then available for an offering to be made on a delayed or continuous basis under the provisions of Rule 415.

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Section 2.2    Delay Rights. Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to the Holders, delay the filing or effectiveness of a Registration Statement required under Section 2.1 if the Company (x) is pursuing an acquisition, merger, tender offer, reorganization, disposition or other similar transaction and the Board determines in good faith that (A) the Company’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in such Registration Statement or other registration statement or (B) such transaction renders the Company unable to comply with SEC requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis, as applicable, or (y) has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Board, would materially adversely affect the Company; provided, however, that the Company may defer the filing of a Registration Statement pursuant to this Section 2.2 only once and in no event shall (A) such filing of such Registration Statement be delayed under this Section 2.2 for a period that exceeds 10 calendar days or (B) such effectiveness of such Registration Statement be delayed under this Section 2.2 for a period that exceeds 30 calendar days. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice, but in any event within one Business Day of such disclosure or termination, to the Holders and shall promptly file the Registration Statement.
Section 2.3    SEC Registration Statements. All Registration Statements shall comply as to form in all material respects with applicable requirements of the Securities Act, and, together with each prospectus included, filed or otherwise furnished by the Company in connection therewith, shall not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made).
Section 2.4    Registration Procedures. The Company shall use commercially reasonable efforts to effect the registration and the sale of such Registrable Shares in accordance with the terms hereof, and pursuant thereto the Company shall as expeditiously as possible, but subject to the other provisions of this Agreement:
(a)    prepare and file with the SEC by the applicable Filing Deadline each Registration Statement on the appropriate form under the Securities Act with respect to such Registrable Shares as required or permitted in accordance with the terms of this Agreement and use commercially reasonable efforts to cause such Registration Statement to become effective by the applicable Effectiveness Deadline, and to remain continuously effective throughout the applicable Effectiveness Period, prepare and file with the SEC such amendments, post-effective amendments, and supplements to each Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective throughout the applicable Effectiveness Period and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement; provided that as far in advance as practicable before filing any such Registration Statement or any amendment or supplement to such Registration Statement, the Company shall furnish to the selling Holders copies of reasonably complete drafts of all such documents prepared to be filed (including exhibits and documents that are to be incorporated by reference into the Registration Statement, amendment or supplement), and any such Holder shall have the opportunity to provide comments to any information contained therein pertaining to such Holder and the Company shall make any corrections reasonably requested by

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such Holder with respect to such information prior to filing any such Registration Statement, amendment or supplement;
(b)    furnish without charge to each Holder selling Registrable Shares such number of copies of each Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement, any documents incorporated by reference therein and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Holder (it being understood that, subject to this Section 2.4 and the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by each such Holder in connection with the offering and sale of the Registrable Shares covered by the Registration Statement of which such prospectus, amendment or supplement is a part);
(c)    use commercially reasonable efforts to register or qualify such Registrable Shares under such other securities or “blue sky” laws of such jurisdictions as any Holder thereof reasonably requests; use commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the applicable Effectiveness Period; and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder to consummate the disposition of the Registrable Shares owned by such Holder in such jurisdictions; provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction where it is not at such time so subject, or (iii) consent to general service of process in any such jurisdiction where it is not at such time so subject;
(d)    promptly notify each Holder of such Registrable Shares in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or “blue sky” laws or the initiation or threat of initiation of any proceedings for that purpose; and (iii) if such Registration Statement or related prospectus, at the time it or any amendment thereto became effective or at any time such prospectus is required to be delivered under the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, upon the discovery by the Company of such material misstatement or omission or of the happening of any event as a result of which the Company believes there would be such a material misstatement or omission; provided that, in the case of clause (iii), promptly after delivery of such notice, the Company shall, as the case may be, (x) prepare and file with the SEC a post-effective amendment to such Registration Statement and use commercially reasonable efforts to cause such amendment to become effective so that such Registration Statement, as so amended, shall not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) prepare and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Shares, such prospectus shall not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
(e)    permit any selling Holder holding, or representing Holders of, 85% of the Registrable Shares included in such Registration Statement, to participate in the preparation of such

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Registration Statement or related prospectus and reasonably incorporate any information about such Holder furnished to the Company by such Holder that, in the reasonable judgment of the Company, should be included;
(f)    otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, including the Securities Act and the Exchange Act, and make generally available to the Company’s security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, as soon as reasonably practicable, but no later than thirty (30) days after the end of the twelve (12)-month period beginning with the first day of the Company’s first fiscal quarter commencing after the effective date of a Registration Statement, which earnings statement shall cover said twelve (12)-month period; provided that such requirement shall be deemed satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act as required thereby and otherwise complies with Rule 158 under the Securities Act;
(g)    cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Shares sold under any Registration Statement, which certificates shall not bear any restrictive legends unless required under applicable law, and enable such Registrable Shares to be in such denominations and registered in such names as such selling Holders may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates;
(h)    cause the Registrable Shares included in any Registration Statement to be listed on each securities exchange or quotation system, if any, on which similar securities issued by the Company are then listed or quoted;
(i)    provide a transfer agent and registrar for all Registrable Shares registered hereunder not later than the effective date of the Registration Statement related thereto;
(j)    use commercially reasonable efforts to cause Registrable Shares covered by such Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Shares;
(k)    notify each selling Holder promptly of any written comments by the SEC or any request by the SEC for the amending or supplementing of such Registration Statement or prospectus or for additional information;
(l)    make every reasonable effort to prevent the entry of any order suspending the effectiveness of the Registration Statement and, in the event of the issuance of any such stop order, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any security included in such Registration Statement for sale in any jurisdiction, the Company shall use commercially reasonable efforts promptly to obtain the withdrawal of such order;
(m)    provide a CUSIP number for all Registrable Shares not later than the effective date of the Registration Statement with respect thereto;
(n)    advise each selling Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance or threat of issuance of any stop order by the SEC suspending the effectiveness

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of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;
(o)    upon request and subject to appropriate confidentiality obligations, furnish to each selling Holder copies of any and all transmittal letters or other correspondence with the SEC or any other Governmental Authority relating to such offering of Registrable Shares; and
(p)    during the Effectiveness Period, refrain from bidding for or purchasing any Common Stock or any right to purchase Common Stock or attempting to induce any person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Holders to sell Registrable Shares by reason of the limitations set forth in Regulation M of the Exchange Act.
Section 2.5    Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Shares that, upon receipt of any notice (a “Suspension Notice”) from the Company of the happening of any Material Disclosure Event, such Holder shall promptly discontinue such Holder’s disposition of Registrable Shares until such Holder’s receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing by the Company (the “Advice”) that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. In the event the Company shall give any Suspension Notice, the applicable Effectiveness Period relating to the disposition of such Registrable Shares shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Shares covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus or the Advice (such period, a “Suspension Period”). The Company shall use commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable and shall as promptly as practicable after the expiration of the Suspension Period prepare a post-effective amendment or supplement to the Registration Statement or the prospectus or any document incorporated therein by reference, or file any required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding anything herein to the contrary, the Company shall not be entitled to more than two (2) Suspension Periods during any consecutive twelve (12)-month period, which Suspension Periods shall have durations of not more than one hundred twenty (120) days in the aggregate; provided that a Suspension Period shall automatically expire upon the public disclosure of the information to which the Material Disclosure Event relates.
Section 2.6    Registration Expenses. Except as specifically set forth elsewhere in this Agreement, the Company shall pay all reasonable, out-of-pocket fees and expenses incident to any registration of the Registrable Shares hereunder, including all expenses incident to the Company’s performance of or compliance with this Article 2, all registration and filing fees, all internal fees and expenses of the Company (including any allocation of salaries of employees of the Company or any of its Subsidiaries or other general overhead expenses of the Company and its Subsidiaries or other expenses related to the preparation of financial statements or other data normally prepared by the Company and its Subsidiaries in the ordinary course of business and expenses of its officers and employees performing legal or accounting duties), all fees and expenses associated with filings required to be made with any applicable Governmental Authority, as may be required by the rules and regulations of such Governmental Authority, fees and expenses of

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compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Shares), rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a Holder of Registrable Shares), messenger, duplicating, distribution and delivery expenses, the expense of any annual audit or quarterly review, the expense of any liability insurance, the fees and expenses incurred in connection with any listing or quotation of the Registrable Shares, fees and expenses of counsel for the Company and fees and expenses of its independent certified public accountants (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance) and the fees and expenses of any special experts retained by the Company in connection with such registration. Any discounts, commissions, fees or stock transfer taxes attributable to the sale of the Registrable Shares shall be borne by the Holders pro rata on the basis of the number of shares so registered whether or not any Registration Statement becomes effective, and the fees and expenses of any counsel, accountants, or other persons retained or employed by any Holder (other than as set forth in the preceding sentence) shall be borne by such Holder.
Section 2.7    Indemnification.
(a)    The Company agrees to indemnify and hold harmless, to the fullest extent permitted by applicable law, each seller of Registrable Shares, its Affiliates and their respective employees, advisors, agents, representatives, successors, stockholders, partners, members, officers, and directors, each other Person who participates as a broker or dealer in any offering or sale of securities and each other Person who controls such seller or any such participating Person (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and any agent or investment advisor thereof (collectively, the “Holder Covered Persons”) against, and reimburse, (i) any and all losses, claims, damages, liabilities and expenses, joint or several (including reasonable attorneys’ fees and disbursements, other than to the extent limited by Section 2.7(c) and (d)), (x) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereto, or any document incorporated by reference therein, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and (y) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any prospectus, preliminary prospectus or Issuer Free Writing Prospectus or any amendment or supplement thereto, or any document incorporated by reference therein, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; (ii) any and all losses, claims, damages, liabilities and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission; and (iii) any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or such violation of the Securities Act or the Exchange Act, to the extent that any such expense or cost is not paid under clauses (i) or (ii) above; except (A) insofar as any such statements or omissions are caused by or contained in written information furnished to the Company by such seller or any Holder Covered Person specifically for inclusion in such Registration Statement, prospectus, preliminary prospectus Issuer Free Writing Prospectus, amendment or supplement thereto or (B) to the extent that any loss, claim, damage,

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liability or expense is incurred by a seller of Registrable Shares as a result of selling such Registrable Shares during a Suspension Period.
(b)    In connection with any Registration Statement or prospectus in which a seller of Registrable Shares is participating pursuant to this Article 2, each such seller shall furnish to the Company such written information and affidavits regarding such seller, the Registrable Shares and the intended distribution thereof as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and as shall be reasonably required in connection with any registration, qualification or compliance required in connection with this Article 2 and, to the fullest extent permitted by applicable law, each such seller shall indemnify the Company, and its officers and directors and each other Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) and any of its or their respective officers, directors, employees, agents, representatives, successors, members, stockholders and partners (the “Company Covered Persons”) against any and all losses, claims, damages, liabilities and expenses, joint or several (including reasonable attorneys’ fees and disbursements, other than to the extent limited by Section 2.7(c) and (d)), (x) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereto, or any document incorporated by reference therein, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and (y) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any prospectus, preliminary prospectus or Issuer Free Writing Prospectus or any amendment or supplement thereto, or any document incorporated by reference therein, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, but, in the case of either (x) or (y), only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any written information furnished by such seller or any Holder Covered Person specifically stating that it has been provided for inclusion in such Registration Statement, prospectus, preliminary prospectus or Issuer Free Writing Prospectus or amendment or supplement thereto, or document incorporated by reference therein; provided that the obligation to indemnify shall be several, not joint and several, among such sellers of Registrable Shares, and the liability of each such seller of Registrable Shares shall be in proportion to, and shall be limited to, the net amount of proceeds received by such seller from the sale of Registrable Shares pursuant to such Registration Statement.
(c)    Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided that the failure to give such notice shall not limit the rights of such Person or relieve the indemnifying party from any liability that it may have under subsection (a) and (b) above unless and only to the extent that failure to give such notice materially prejudices the indemnifying party; and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and any indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim at the expense of such indemnified person, unless (x) the indemnifying party has agreed to pay such fees or expenses or (y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person. If such defense is not assumed by the indemnifying party when permitted hereunder, the indemnified party shall be entitled to assume and control such defense and to settle and agree to pay in full such claim without the consent of the indemnifying party without prejudice

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to the ability of the indemnified party to enforce its claim for indemnification against the indemnifying party hereunder.
(d)    Except as otherwise provided in the preceding paragraph, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent, which consent shall not be unreasonably withheld or delayed. If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim (i) unless (A) such settlement or compromise contains a full and unconditional release of the indemnified party and (B) such settlement or compromise does not include any statement as to, or any admission of, fault, culpability or a failure to act by or on behalf of the indemnified party or (ii) if such settlement or compromise provides for injunctive or other non-monetary relief, in each case, unless the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one (1) counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.
(e)    Each Party agrees that, if for any reason the indemnification provisions contemplated by Section 2.7(a) or Section 2.7(b) are unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party and the indemnified party from the offering of Registrable Shares (taking into account the portion of the proceeds of the offering realized by each such party), or (ii) if the allocation provided by clause (i) is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated in this clause (ii), in such proportion as is appropriate not only to reflect the relative benefits referred to in clause (i), but also the relative fault of the indemnifying party and the indemnified party, respectively, in connection with the actions or omissions that resulted in the losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Parties agree that it would not be just and equitable if contribution pursuant to this Section 2.7(e) were determined by pro rata allocation (even if the Holders were treated as one (1) entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.7(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include (subject to any limitation set forth thereon) any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.7(c) and (d), defending any such action, proceeding or claim. Notwithstanding the provisions of this Section 2.7(e), no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Holder with respect to the sale of any Registrable Shares exceeds the amount of damages that such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material

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fact or omissions or alleged omissions of material fact made in any Registration Statement, prospectus or preliminary prospectus or any amendment or supplement thereto, or any document incorporated by reference therein, related to such sale of Registrable Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 2.7(e) to contribute shall be several in proportion to the amount of Registrable Shares registered by them and not joint and several. If indemnification is available under this Section 2.7, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in Section 2.7(a) and Section 2.7(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.7(e) subject, in the case of the Holders, to the limits set forth in Section 2.7(b).
(f)    The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and shall survive the transfer of securities and the termination of this Agreement. The provisions of this Section 2.7 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise
(g)    As used in this Section 2.7, the terms “officers” and “directors” shall include the direct or indirect partners, members or managers of Holders of Registrable Shares that are partnerships or limited liability companies, as the case may be.
Section 2.8    Transfer of Registration Rights. Provided that the Company is given prompt written notice by the Holder of Registrable Shares of any transfer of Registrable Shares by such Holder of Registrable Shares stating the name and address of the transferee of such Registrable Shares and identifying the securities with respect to which the rights under this Article 2 are being assigned, the rights of such Holder of Registrable Shares under this Article 2 may be transferred in whole or in part at any time to any such transferee, so long as such transfer of securities is in accordance with all applicable state and federal securities laws and regulations, with the Company’s Restated Certificate of Incorporation (as the same may be amended from time to time), with this Agreement and the provisions of any other instruments executed by and among each of the Parties (including the Purchase Agreement), and such transferee agrees in writing to be bound by the terms of this Agreement by executing and delivering a Joinder Agreement in the form of Exhibit A hereto (the “Joinder Agreement”). The Company shall be responsible for the expenses of registration in accordance with Section 2.6 of any transferee or assignee pursuant to this Section 2.8 to the same extent as the original transferor.
Section 2.9    Rule 144. The Company shall timely file (taking into account all valid extensions) the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, shall, upon the request of the Holders, make publicly available information substantially similar to the type of information that would be required if the Company was subject to rules under the Securities Act and the Exchange Act) and shall use commercially reasonable efforts to take such further action as the Holders may reasonably request, in each case to the extent required from time to time to enable the Holders to sell Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the reasonable request of any Holder, the Company shall deliver to such parties a written statement as to whether it has complied with such requirements, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested by any Holder in availing itself of any rule or regulation of the SEC permitting the selling of any of the securities without registration and shall, at its expense,

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forthwith upon the request of any such Holder, deliver to such Holder a certificate, signed by the Company’s principal financial officer, stating (a) the Company’s name, address and telephone number (including area code), (b) the Company’s Internal Revenue Service identification number, (c) the Company’s SEC file number, (d) the number of shares of each class of capital stock outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and has filed the most recent annual report required to be filed thereunder.
Section 2.10    Listing. So long as any Registrable Securities are outstanding, the Company shall use commercially reasonable efforts to maintain the approval of the Common Stock for listing on the New York Stock Exchange LLC or such other exchange or trading market as the Common Stock is then listed.
Section 2.11    Preservation of Rights.
(a)    Notwithstanding anything herein to the contrary, the registration rights contemplated hereby are not more favorable in any material respect than or otherwise inconsistent with the respective registration rights granted to the respective “Holders” under the Company’s Registration Rights Agreements dated August 31, 2012 and July 14, 2016 (collectively, the “Existing Registration Rights Agreements”).
(b)    During the Effectiveness Period, the Company shall not (a) enter into any agreement with any Holder or prospective holder of any securities of the Company providing for the granting to such Holder or prospective holder of registration rights that are otherwise inconsistent with, or adversely effect, the rights granted hereunder or (b) with respect to its securities, enter into any agreement or arrangement, take any action, or permit any change to occur that violates or subordinates the rights expressly granted to the Holders in this Agreement.
Section 2.12    Applicability of Rights to Holders in the Event of an Acquisition. In the event the Company merges into, consolidates with, sells substantially all of its assets to or otherwise becomes an Affiliate of a Person pursuant to a transaction or series of related transactions in which Holders or the respective members, partners or stockholders, as applicable, of the Holders receive equity securities of such Person (or of any Affiliate of such Person) in exchange for shares of Common Stock held by such Holders, all of the rights of the Holders set forth in this Agreement shall continue in full force and effect and shall apply to the Person the equity securities of which are received by such Holders pursuant to such transaction or series of related transactions. The Company agrees that the Company shall not enter into any agreement that has the effect set forth in the first clause of the preceding sentence unless such Person agrees to be bound by the foregoing provision.
Section 2.13    Deemed Underwriters. To the extent that, in connection with a registration of any of the Registrable Shares under the Securities Act pursuant to Section 2.1, any selling Holder is deemed to be an underwriter of Registrable Shares pursuant to any SEC comments or policies, the Company agrees that (1) the indemnification and contribution provisions contained in Section 2.7 shall be applicable to the benefit of such selling Holder in its role as deemed underwriter in addition to its capacity as a Holder and (2) such selling Holder shall be entitled to conduct the due diligence which it would normally conduct in connection with an offering of securities registered under the Securities Act, including receipt of customary opinions and comfort letters.
Section 2.14    Cooperation by Holders. Each selling Holder agrees to furnish to the Company a completed questionnaire in the form attached hereto as Exhibit B (a “Selling Securityholder

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Questionnaire”) on the date hereof (or, if not furnished by such time, then furnished prior to the filing of the registration statement contemplated hereby). A Holder shall provide to the Company all such information, including information regarding such Holder and the distribution proposed by such Holder, and all such materials, including a Selling Securityholder Questionnaire and updates thereto, as may be reasonably requested, and take all such reasonable action, in each case as may be required or reasonably requested in order to permit the Company to comply with all applicable requirements of the Securities Act, the Exchange Act and any applicable regulatory or self-regulatory authority and the obligations and requirements of this Agreement, such provision of information and materials to be a condition precedent to the obligations of the Company pursuant to this Agreement to register the Registrable Shares held by such Holder. The Company shall have no obligation to file a Registration Statement if a Holder has failed to timely furnish, after receipt of a written request from the Company such information that the Company determines, after consultation with its counsel, is reasonably required in order for the registration statement to comply with the Securities Act until such information has been furnished.
ARTICLE 3

TERMINATION
Section 3.1    Termination. A particular Registrable Share shall cease to be a Registrable Share when: (a) a registration statement covering such Registrable Share has been declared effective under the Securities Act by the SEC and such Registrable Share has been disposed of pursuant to such effective registration statement; (b) such Registrable Share is sold to the public pursuant to Rule 144; (c) such Registrable Share becomes eligible for sale pursuant to Rule 144 without (i) notice or current information requirements, (ii) manner of sale restrictions, or (iii) volume restrictions; (d) such Registrable Share is otherwise freely tradable without any limitations or restrictions under the Securities Act; or (e) such Registrable Share ceases to be outstanding. This Agreement may be terminated at any time by the written agreement of Holders of at least 85% of all Registrable Shares then outstanding.
ARTICLE 4

MISCELLANEOUS
Section 4.1    Whole Agreement. This Agreement, together with the Purchase Agreement, constitutes the entire agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties hereto with respect to the subject matter hereof and thereof (other than the non-disclosure and confidentiality agreements, if any, between the Company and the Holder.
Section 4.2    Successors and Assigns. Except as otherwise provided herein, no Party may assign, directly or indirectly, by operation of law or otherwise, any of its respective rights or delegate any of its responsibilities, liabilities or obligations under this Agreement, without the prior written consent of each other Party.
Section 4.3    Amendment and Waiver. Except as otherwise provided herein and other than as a result of the execution and delivery of a Joinder Agreement, no amendment, alteration or modification of this Agreement or waiver of any provision of this Agreement shall be effective against the Company or the Holders unless such amendment, alteration, modification or waiver is approved in writing by the Company and the Holders of 85% of the Registrable Shares; provided, however, that no amendment, alteration, modification or waiver of the rights of any Holder may be made without such Holder’s prior written consent

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if such amendment, alteration, modification or waiver would have an Adverse Effect on such Holder’s rights under this Agreement. The failure of any Party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such Party thereafter to enforce each provision of this Agreement in accordance with its terms.
Section 4.4    Severability. If any provision of this Agreement, including any phrase, sentence, clause, Section or subsection, is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. If any provision of this Agreement shall be adjudged to be excessively broad as to duration, geographical scope, activity or subject, the Parties intend that such provision shall be deemed modified to the minimum degree necessary to make such provision valid and enforceable under applicable law and that such modified provision shall thereafter be enforced to the fullest extent possible.
Section 4.5    Remedies. The Parties agree that money damages or another remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief including specific performance without bond or other security being required.
Section 4.6    No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the Parties (including any permitted transferees that hereafter become Parties in accordance with Section 2.8) to this Agreement, or any of their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or provision contained herein.
Section 4.7    Counterparts. This Agreement may be executed in several counterparts (including by facsimile, .pdf or other electronic transmission), each of which shall be deemed an original and all of which shall together constitute one and the same instrument.
Section 4.8    Notices
(a)    Any notice or other communication in connection with this Agreement (each, a “Notice”) shall be:
(i)    in writing in English; and
(ii)    delivered by hand, fax, email or other electronic transmission, registered post or by courier using a nationally recognized overnight delivery or courier company.
(b)    Notices to the Company shall be sent to at the following address, or such other person or address as the Company may notify to the stockholders from time to time:
Par Pacific Holdings, Inc.
825 Town and Country Lane, Suite 1500
Houston, Texas 77024
Facsimile: (832) 518-5203
Attention: James Matthew Vaughn
Email: mvaughn@parpacific.com

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with a copy to:

Porter Hedges LLP
1000 Main Street, 36th Floor
Houston, Texas 77002
Facsimile: (713) 228-1331
Attention: E. James Cowen
E-mail: jcowen@porterhedges.com

(c)    Notices to the Holders shall be sent to such Holders at the addresses set forth on each Holder’s signature page hereto or as provided on any Joinder Signature Page, as applicable, or such other addresses as the applicable Holder may notify the Company in writing from time to time in accordance with this Section 4.8.
(d)    A Notice shall be effective upon receipt and shall be deemed to have been received:
(i)    at the time of delivery, if delivered by hand, registered post or courier; and
(ii)    at the expiration of two (2) hours after completion of the transmission, if sent by electronic transmission;
provided that if a Notice would become effective under the above provisions after 5:30 p.m. on any Business Day, then it shall be deemed instead to become effective at 9:30 a.m. on the next Business Day. References in this Agreement to time are to local time at the location of the addressee as set out in the Notice.
(e)    Subject to the foregoing provisions of this Section 4.8, in proving service of a Notice, it shall be sufficient to prove that the envelope containing such Notice was properly addressed and delivered by hand, registered post, overnight delivery service or courier to the relevant address pursuant to the above provisions or that the electronic transmission report (call back verification) states that the communication was properly sent or an e-mail was timely and properly sent attaching a copy of the subject notice as a .pdf.
Section 4.9    Governing Law and Venue; Waiver of Jury Trial
(a)    THIS AGREEMENT AND ANY ACTIONS, CAUSE OF ACTION, CLAIM, CONTROVERSY OR DISPUTE OF ANY KIND (WHETHER AT LAW, IN EQUITY, IN CONTRACT, IN TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF, OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION, OR PERFORMANCE OF THIS AGREEMENT OR THE RIGHTS, DUTIES AND RELATIONSHIP OF THE PARTIES, SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICTS OF LAW, RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION.
(b)    ANY ACTION, SUIT OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER ARISING OUT OF OR IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL

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ONLY BE BROUGHT IN ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY DELAWARE STATE COURT, AND EACH PARTY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM) IN ANY SUCH ACTION, SUIT OR PROCEEDING AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH, ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; PROVIDED, HOWEVER, THAT ANY ACTION, SUIT OR PROCEEDING, SEEKING TO ENFORCE A FINAL JUDGMENT RENDERED IN SUCH COURT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION. PROCESS IN ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE JURISDICTION OF ANY SUCH COURT. WITHOUT LIMITING THE FOREGOING, SERVICE OF PROCESS ON SUCH PARTY AS PROVIDED IN SECTION 4.8 SHALL BE DEEMED EFFECTIVE SERVICE OF PROCESS ON SUCH PARTY.
(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY DISPUTE, CONTROVERSY OR CLAIM THAT MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION OR DISPUTE DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL ACTIONS, SUITS AND PROCEEDINGS THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY REPRESENTS AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND REPRESENTATIONS IN THIS SECTION 4.9. IN THE EVENT OF LITIGATION THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
Section 4.10    Independent Nature of Each Holder’s Obligations and Rights. The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and each Holder shall not be responsible in any way for the performance of the obligations of any other Holder under this Agreement. Nothing contained herein and no action taken by any Holder pursuant hereto, shall be deemed to constitute such Holders as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

PAR PACIFIC HOLDINGS, INC.

By:	/s/ William Monteleone
Name: William Monteleone
Title: Chief Financial Officer

[Signature Page to Registration Rights Agreement]
\\NY - 047961/000001 - 9107327 v8
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IES DOWNSTREAM, LLC
ADDRESS FOR NOTICE:

By:	/s/ Tony W. Lee	Attention:
Name:	Tony W. Lee	Tel:
Title:	Secretary and Treasurer	Fax:
Taxpayer ID #:		E-mail

[Signature Page to Registration Rights Agreement]